Exhibit 99.1

LIMITED BRANDS REPORTS THIRD QUARTER 2008 EARNINGS

Columbus, Ohio, Nov. 19, 2008 — Limited Brands, Inc. (NYSE: LTD) today reported 2008 third quarter results.

Third Quarter Results

Earnings per share for the third quarter ended Nov. 1, 2008, were $0.01 compared to $0.03 last year. Third quarter operating income was $41.2 million compared to $61.1 million last year, and net income was $4.2 million compared to $12.1 million last year.

The above 2007 results include pre-tax gains of $24.5 million, or $0.04 per share, related to asset sales.

Excluding this item, third quarter earnings per share were $0.01 compared to a loss of $0.01 last year. Third quarter operating income was $41.2 million compared to $36.6 million last year; and net income was $4.2 million compared to a net loss of $2.4 million last year.

Comparable store sales for the third quarter decreased 7 percent, and net sales were $1.842 billion compared to $1.923 billion last year.

2008 Outlook

The company expects 2008 fourth quarter earnings per share to be $0.85 to $1.00 compared to $0.94 per share last year, which excluded 2007 significant favorable items of $0.16 per share related to gift card breakage and income taxes.

For 2008, the company expects earnings per share of $1.20 to $1.35, excluding first half significant net favorable items of $0.20 per share, compared to $1.21 per share last year, which excluded 2007 significant net favorable items of $0.68 per share as described in previous press releases.

Earnings Call Information

Limited Brands will conduct its third quarter earnings call at 9 a.m. Eastern time on Thursday, Nov. 20. To listen, call 1-866-583-6618 (International Dial-In Number: 1-937-200-3978). For an audio replay, call 1-866-NEWS-LTD (International Replay Number: 1-706-902-3452) or log onto www.Limitedbrands.com. Additional third quarter financial information is also available at www.Limitedbrands.com.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria’s Secret, Pink, Bath & Body Works, C.O. Bigelow, La Senza, White Barn Candle Co. and Henri Bendel, presently operates 3,021 specialty stores. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the third quarter earnings call involve risks and uncertainties and are subject to change based on various important factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the third quarter earnings call:

•	general economic conditions, consumer confidence and consumer spending patterns, including risks related to:

•	the continued deterioration in the U.S. economic environment, including recessionary pressures;

•	the significant decline in consumer confidence and the negative impact on consumer discretionary spending;

•	the disruption and significant tightening in the U.S. credit and lending markets;

•	the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms;

•	the seasonality of our business;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to expand into international markets;

•	independent licensees;

•	our direct channel business including risks associated with our new distribution center;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names and trademarks;

•	market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities or the prospect of these events;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service our debt;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•

consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise, launch new product lines successfully, offer products at the appropriate price points and enhance our brand image;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor costs;

•	our reliance on foreign sources of production, including risks related to:

•	political instability,

•	duties, taxes, other charges on imports,

•	legal and regulatory matters,

•	currency and exchange rates,

•	local business practices and political issues,

•	potential delays or disruptions in shipping and related pricing impacts and

•	the disruption of imports by labor disputes;

•	the possible inability of our manufacturers to deliver products in a timely manner or meet quality standards;

•	rising energy costs;

•	increases in the costs of mailing, paper and printing;

•	our ability to implement and sustain information technology systems; and

•	our failure to comply with regulatory requirements.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the third quarter earnings call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2007 Annual Report on Form 10-K.

For further information, please contact:

Limited Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@limitedbrands.com	extcomm@limitedbrands.com

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

THIRTEEN WEEKS ENDED NOVEMBER 1, 2008 AND NOVEMBER 3, 2007

(Unaudited)

(In thousands except per share amounts)

	2008	2007
Net Sales	$1,842,184	$1,923,104
Gross Profit	580,244	606,877
General, Administrative and Store Operating Expenses	(539,028)	(545,793)

Operating Income	41,216	61,084
Interest Expense	(44,464)	(46,994)
Interest Income	5,565	6,330
Other Income	869	1,737
Minority Interest	—	978

Income Before Income Taxes	3,186	23,135
Provision (Benefit) for Income Taxes	(982)	11,000

Net Income	$4,168	$12,135

Net Income Per Diluted Share	$0.01	$0.03

Weighted Average Shares Outstanding	340,125	364,975

Certain prior year amounts have been reclassified to conform with the current year presentation.

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

THIRTY-NINE WEEKS ENDED NOVEMBER 1, 2008 AND NOVEMBER 3, 2007

(Unaudited)

(In thousands except per share amounts)

	2008	2007
Net Sales	$6,051,579	$6,858,024
Gross Profit	1,981,736	2,212,656
General, Administrative and Store Operating Expenses	(1,654,925)	(1,953,679)
Gain on Divestiture of Express	—	301,843
Loss on Divestiture of Limited Stores	—	(72,308)
Net Gain on Joint Ventures	108,962	—

Operating Income	435,773	488,512
Interest Expense	(136,213)	(103,204)
Interest Income	16,743	12,466
Other Income	23,182	118,067
Minority Interest	3,733	22,575

Income Before Income Taxes	343,218	538,416
Provision for Income Taxes	139,224	209,000

Net Income	$203,993	$329,416

Net Income Per Diluted Share	$0.60	$0.85

Weighted Average Shares Outstanding	341,913	389,045

Certain prior year amounts have been reclassified to conform with the current year presentation.